Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 14, 2018

ONCOLYTICS BIOTECH INC.

Warrant Purchase Agreement

Oncolytics Biotech Inc., a corporation organized under the laws of the Province of Alberta, Canada, (the “Company”), and ADLAI NORTYE BIOPHARMA CO., LTD., the registered holder hereof or its permitted assigns (the “Holder”), hereby agree that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holder is entitled, subject to the terms and conditions set forth below in this Warrant Purchase Agreement (the “Warrant”) dated effective November 14, 2017 (the “Effective Date”), to purchase from the Company, at the Exercise Price (as defined below) then in effect, such number of fully paid and non-assessable Common Shares (as defined below) (the “Warrant Shares”), as calculated below. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is issued pursuant to Section 10.2 of that certain License, Development, Supply and Distribution Agreement, dated as of November 14, 2017 (the “License Agreement”), by and between the Company and the Holder.

1.       TERMS OF THE WARRANT.

(a)       First Warrant. The Company hereby grants to Holder the right to exercise this Warrant on or after the Effective Date until the date that is 12 months after the Effective Date (“First Warrant Expiration Date”) for such number of Warrant Shares as calculated by dividing Two Million United States Dollars (US$2,000,000) (“First Warrant Amount”) by the Exercise Price in effect on the date of delivery of the Exercise Notice (as defined below) as calculated pursuant to Section 1(d) hereof (“First Warrant”). The First Warrant is subject to a right to call by the Company upon the later of: (i) six months after the Effective Date and (ii) the date of the enrollment of the first patient in the Global MBC Study (as defined in the License Agreement) (“First Warrant Call”). Upon occurrence of the First Warrant Call and at any time thereafter until the First Warrant Expiration Date, the Company shall have the right to provide written notice to the Holder of the First Warrant Call and the Company’s election to call the First Warrant (“First Warrant Call Notice”). Upon receipt of the First Warrant Call Notice (the “First Warrant Call Date”), the Holder must exercise the First Warrant, in full (or whatever portion of the First Warrant remains unexercised on such First Warrant Call Date, in full) within five (5) Business Days of the First Warrant Call Date (the “First Warrant Call Exercise”).

(b)       Second Warrant. The Company hereby grants to Holder the right to exercise this Warrant on or after the Effective Date until the date that is 36 months after the Effective Date (“Second Warrant Expiration Date”) for such number of Warrant Shares as calculated by dividing Six Million United States Dollars (US$6,000,000) (“Second Warrant Amount”) by the Exercise Price in effect on the date of delivery of the Exercise Notice (as defined below) as calculated pursuant to Section 1(d) hereof (“Second Warrant”). The Second Warrant is subject to a right to call by the Company upon the date of the enrollment of the fiftieth (50th) patient in the Global MBC Study (as defined in the License Agreement) (“Second Warrant Call”). Upon occurrence of the Second Warrant Call and at any time thereafter until the Second Warrant Expiration Date, the Company shall have the right to provide written notice to the Holder of the Second Warrant Call and the Company’s election to call the Second Warrant (“Second Warrant Call Notice”). Upon receipt of the Second Warrant Call Notice (the “Second Warrant Call Date”), the Holder must exercise the Second Warrant, in full (or whatever portion of the Second Warrant remains unexercised on such Second Warrant Call Date, in full), within five (5) Business Days of the Second Warrant Call Date (the “Second Warrant Call Exercise”).

(c)       Mechanics of Exercise. Subject to the terms and conditions hereof, the First Warrant and Second Warrant may be exercised by the Holder on any day after the Effective Date until 5:00 pm Calgary Time on the First Warrant Expiration Date or Second Warrant Expiration Date, respectively, in whole or in part (but not as to fractional Common Shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise the First Warrant or Second Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which the First Warrant or Second Warrant is being exercised, such number of Warrant Shares to be calculated by dividing the portion of the First Warrant Amount or Second Warrant Amount being exercised by the Exercise Price then in effect, in cash or wire transfer of immediately available funds (the “Aggregate Exercise Price”). The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Business Day following the date on which the Company has received all of the Exercise Delivery Documents. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. On or before the fifth Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If the First Warrant or Second Warrant are exercised for an amount less than the First Warrant Amount or Second Warrant Amount, respectively, then the First Warrant Amount or the Second Warrant Amount, as the case may be, will be reduced by the dollar amount being exercised into Warrant Shares, as calculated above. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(d)       Exercise Price. For purposes of this Warrant, “Exercise Price” means 120% of the Weighted Average Price, determined as at the date immediately preceding the date of the Exercise Notice. If the Weighted Average Price on the Principal Market for any Trading Day is reported in Canadian dollars it will be converted into United States dollars using the noon conversion rate for Canadian to United States Dollars as reported by the Bank of Canada for the day immediately preceding the date of the Exercise Notice.

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(e)       Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Sections 10 and 11.

(f)       No Fractional Shares. Notwithstanding anything herein contained, the Company shall not be required, upon the exercise of either the First Warrant or the Second Warrant (together, the “Warrants”), to issue fractions of Warrant Shares or to distribute certificates or Warrants which evidence a fractional Warrant Share. In lieu of a fractional Warrant Share, the Company shall round up each Warrant exercise to the nearest whole number of Warrant Shares.

2.       ADJUSTMENT OF EXERCISE PRICE. The Exercise Price shall be adjusted from time to time as follows if the Company at any time on or after the Effective Date subdivides or consolidates (by any stock split, stock consolidation, reverse stock split, stock dividend, recapitalization or otherwise) the outstanding Common Shares into a greater or lesser number of shares, the Exercise Price in effect immediately upon such subdivision or consolidation will be calculated by adjusting the Weighted Average Price for each Trading Day that occurred prior to the record date of the subdivision or consolidation included in the calculation of the Exercise Price under Section 1(d) hereof as if the subdivision or consolidation had occurred as of such Trading Day. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

3.       RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any special dividend or other special distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but in any event and for greater certainty, excluding any regular cash dividend or other cash distribution payable to holders of Common Shares in the ordinary course) (a “Special Distribution”), at any time after the issuance of this Warrant, then, in each such case the Exercise Price in effect immediately upon such Special Distribution shall be calculated by multiplying the Weighted Average Price for each Trading Day prior to the record date of the Special Distribution included in the calculation of the Exercise Price under Section 1(d) hereof by a fraction of which (i) the numerator shall be the Weighted Average Price of the Common Shares on such Trading Day minus the value of the Special Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the Weighted Average Price of the Common Shares on such Trading Day.

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4.       RESTRICTIONS ON EXERCISE. Notwithstanding any other provisions of this Warrant Certificate, the Company shall not effect any exercise of a Warrant, and the Holder shall not have the right to exercise any portion of a Warrant, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates and associates (such Persons, are collectively, “Attribution Parties”)), would become the beneficial owner of Common Shares in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares of which the Holder and its Attribution Parties are the beneficial owner shall include the number of Warrant Shares issuable upon exercise of this Warrant and any other securities of the Company which are required to be included for purposes of determining beneficial ownership under applicable securities laws. To the extent that the limitation contained in this Section 4 applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of a Warrant is exercisable shall be in the sole discretion and at the sole responsibility of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of a Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall not have any obligation to verify or confirm the accuracy of such determination, provided that a senior officer of the Company shall have the obligation to obtain from the Transfer Agent and review, prior to giving effect to a proposed exercise of Warrants, a current list of registered holders of Common Shares (“Current Register”). For purposes of this Section 4 in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent Annual Report on Form 20-F or 40-F, Foreign Reports on Form 6-K or other public filing with the SEC or on SEDAR, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall, within two Trading Days, confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant being exercised, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. For purposes of this Warrant Agreement, “Beneficial Ownership Limitation” shall mean the lesser of 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of the Warrant in question. The limitations contained in this Section 4 shall apply to a successor holder of a Warrant. For greater certainty, the Company shall not effect any exercise of a Warrant to the extent that, to the best knowledge of the Company, based upon the review of the applicable Current Register by a senior officer of the Company, or otherwise, after giving effect to such issuance, the Holder and its Attribution Parties would become the beneficial owner of Common Shares in excess of the Beneficial Ownership Limitation.

5.       FUNDAMENTAL TRANSACTIONS. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the First Warrant Expiration Date or Second Warrant Expiration Date, as applicable, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

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6.       REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Holder as follows and acknowledges that the Holder is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	the Company is a valid and subsisting corporation incorporated and in good standing under the laws of Alberta;

(b)	the Company is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

(c)	this Warrant has been, duly authorized by all necessary corporate action on the part of the Company, and the Company has full corporate power and authority to undertake the actions contemplated under this Warrant;

(d)	the Common Shares are listed and posted for trading on the Toronto Stock Exchange;

(e)	the Company has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Warrant;

(f)	no order ceasing or suspending trading in the securities of the Company or prohibiting sale of its securities has been issued to the Company or its directors, officers or promoters;

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(g)	the Company is a “reporting issuer” in each of the provinces and territories of Canada and is not included on the list of defaulting reporting issuers issued by the securities regulators in those jurisdictions;

(h)	upon exercise of the First Warrant and Second Warrant in accordance with the terms thereof, the Warrant Shares will be validly issued and outstanding as fully paid and non-assessable Common Shares in the capital of the Company;

(i)	there is no “material fact” or “material change” (as those terms are defined in applicable securities laws) in the affairs of the Company that has not been generally disclosed to the public; and

(j)	this Warrant constitutes a binding and enforceable obligation of the Company, enforceable in accordance with its terms.

7.       REPRESENTATIONS OF THE HOLDER. By executing this Warrant, the Holder represents, warrants, covenants and acknowledges to and with the Company (and acknowledges that the Company is relying thereon) that:

(a)	the Holder is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Warrant and has taken all necessary corporate action in respect thereof;

(b)	the execution and delivery of this Warrant, the performance and compliance with the terms hereof, and the completion of the transactions contemplated hereby will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Holder (if not an individual), the securities laws or any other applicable law, any agreement to which the Holder is a party or any applicable regulation, judgment, decree, order or ruling;

(c)	the Holder is a resident of, or is otherwise subject to the laws of, the jurisdiction disclosed under Section 22.1 of the License Agreement, and that such address is the residence of the Holder or the place of business of the Holder at which the Holder received and accepted the offer to acquire the Warrant and was not created or used solely for the purpose of acquiring the Warrant (the “Holder’s Jurisdiction”);

(d)	if the Holder is not subscribing as principal, the Holder acknowledges that the Company may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Holder is acting hereunder;

(e)	the Holder is knowledgeable of, or has been independently advised as to, the applicable securities laws of the Holder’s Jurisdiction which apply to this Warrant;

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(f)	the Holder is purchasing the Warrant pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Holder’s Jurisdiction or, if such is not applicable, the Holder is permitted to purchase the Warrant under the applicable securities laws of the Holder’s Jurisdiction without the need to rely on exemptions;

(g)	the applicable securities laws of the Holder’s Jurisdiction do not require the Company to prepare and/or file any documents or be subject to ongoing reporting requirements or seek any approvals of any kind whatsoever in respect of the sale of the Warrant to the Holder from any regulatory authority of any kind whatsoever in the Holder’s Jurisdiction;

(h)	the purchase of the Warrant by the Holder does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; (ii) any registration or other obligation on the part of the Company; or (iii) the Company becoming subject to regulation in such jurisdiction or require the Company to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Company; and

(i)	the Holder will not sell or otherwise dispose of any Warrant Shares, except in accordance with applicable securities laws;

(j)	the Holder understands that the sale of the Warrant is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or to deliver an offering memorandum, and no prospectus has been filed by the Company with any regulatory authority in any jurisdiction in connection with the issuance of the Warrant. As a result of acquiring the Warrant pursuant to such exemptions:

(i)	certain protections, rights and remedies provided by the securities laws, including under the Alberta Act, including certain statutory rights of rescission or damages and certain statutory remedies against an Company, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus or registration statement, may not be available to the Holder;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)	the Holder may not receive certain information that would otherwise be required to be given under the securities laws, including under the Alberta Act; and

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(iv)	the Company is relieved from certain obligations that would otherwise apply under the securities laws, including under the Alberta Act;

(k)	the Holder has not received or been provided with a prospectus or offering memorandum, within the meaning of the securities laws, or any sales or advertising literature in connection with the offering of this Warrant. The Holder’s decision to purchase the Warrant was not based upon, and the Holder has not relied upon, any verbal or written representations as to fact made by or on behalf of the Company and their respective directors, officers, employees, agents and representatives. The Holder’s decision to purchase the Warrant was based solely upon this Warrant, the License Agreement, and information about the Company which is publicly available;

(l)	except for the Holder’s knowledge regarding its purchase of the Warrant hereunder and the License Agreement, the Holder has no knowledge of a “material fact” or a “material change” (as those terms are defined in the Alberta Act) in the affairs of the Company that has not been generally disclosed;

(m)	the Holder confirms that the Holder:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Warrant and Warrant Shares;

(ii)	is capable of assessing the proposed investment in the Warrant and Warrant Shares as a result of the Holder’s own experience or as a result of advice received from a person registered under applicable securities laws;

(iii)	is aware of the characteristics of the Warrant and Warrant Shares and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Warrant and Warrant Shares;

(n)	the Holder understands and acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Warrant and Warrant Shares;

(ii)	there is no government or other insurance covering the Warrant and Warrant Shares;

(iii)	there are risks associated with the purchase of the Warrant and Warrant Shares;

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(iv)	there are restrictions on the Holder’s ability to resell the Warrant and Warrant Shares and it is the responsibility of the Holder to find out what those restrictions are and to comply with them before selling the Warrant and Warrant Shares;

(v)	the Company has advised the Holder that the Company is relying on an exemption from the requirements to provide the Holder with a prospectus and to sell securities through a person registered to sell securities under applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Holder; and

(vi)	that it may lose its entire investment in the Warrant and Warrant Shares;

(o)	the Holder confirms that none of the Company, or any of its directors, employees, officers or affiliates have made any representations (written or oral) to the Holder:

(i)	regarding the future value of the Warrant and Warrant Shares;

(ii)	that any person will resell or repurchase the Warrant and Warrant Shares;

(iii)	that any person will refund the purchase price of the Warrant and Warrant Shares other than as provided in this Warrant; or

(iv)	that any of the Company’s securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post any of the Company’s securities for trading on a stock exchange, other than the Company’s Common Shares on the Principal Market;

(p)	the Holder understands and acknowledges that:

(i)	the Warrant and Warrant Shares will be subject to certain resale and transfer restrictions under applicable securities laws; and

(ii)	the Warrant and Warrant Shares may be subject to certain resale and transfer restrictions under the rules and policies of the Principal Market;

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(q)	the Holder acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and it agrees to comply with the restrictions referred to in paragraph (s) above and all other applicable resale and transfer restrictions. The Holder will comply with all applicable securities laws concerning the subscription, purchase, holding and resale of the Warrant and Warrant Shares and will not resell any of the Warrant and Warrant Shares except in accordance with the provisions of applicable securities laws. In this regard, the Holder acknowledges that the Company may be required to put the following legends on any certificates representing the Warrant and Warrant Shares if issued prior to the expiry of the applicable hold period:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 14, 2018.”

(r)	the Holder acknowledges that it is responsible for obtaining its own legal, investment and other professional advice with respect to the resale restrictions, “hold periods” and legending requirements to which the Warrant and Warrant Shares are or may be subject. The Holder has not relied upon any statements made by or purporting to have been made on behalf of the Company or its counsel with respect to such matters;

(s)	the Holder acknowledges and agrees that the Company shall make a notation on its records or give instructions to the transfer agent of the Holder’s Warrant and Warrant Shares in order to implement the restrictions on transfer set out in the Warrant and applicable securities laws;

(t)	the Warrant and Warrant Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any applicable state securities or “blue sky” laws of any state of the United States, and the Warrant and Warrant Shares may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act, a “U.S. Person”) or person in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from such registration requirements and in accordance with all applicable securities laws of each state of the United States;

(u)	it will not offer or sell the Warrant and Warrant Shares in the United States or to or, for the account or benefit of, a U.S. Person or person in the United States unless the Warrant and Warrant Shares are registered under the U.S. Securities Act and all applicable state securities or “blue sky” laws of the United States or an exemption from such registration requirements is available;

(v)	the Holder is not a person in the United States or a U.S. Person;

(w)	the Holder is not acquiring the Warrants for the account or benefit of a U.S. Person or person in the United States or for offering, resale or delivery for the account or benefit of any U.S. Person or a person in the United States;

(x)	the offer to purchase the Warrant was not made to the Holder while in the United States;

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(y)	the Holder has no intention to distribute either directly or indirectly any of the Warrant and Warrant Shares in the United States or to U.S. Persons;

(z)	at the time this Warrant was signed and delivered, the Holder (or the Holder’s authorized signatory, if it is an entity) was outside the United States;

(aa)	the Holder is not purchasing the Warrant as a result of any “directed selling efforts” in the United States as defined in Regulation S under the U.S. Securities Act;

(bb)	the Holder represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(cc)	Holder acknowledges that that the Warrants may not be exercised by or on behalf of a U.S. Person or a person in the United States and the Warrant Shares may not be delivered to an address in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and the applicable securities laws of any state of the United States, and the Holder has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; and

(dd)	any funds which will be advanced by the Holder hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (commonly referred to as the “USA PATRIOT Act”) or other similar legislation, and the Holder acknowledges that the Company may in the future be required by law to disclose the Holder’s name and other information relating to this Warrant and the Holder's purchase hereunder, on a confidential basis, pursuant to the PCMLTFA and the USA PATRIOT Act. To the best of its knowledge (i) none of the subscription funds to be provided by the Holder (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Holder, and (ii) it shall promptly notify the Company if the Holder discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith;

(ee)	the Holder has not received or expects to receive any financial assistance from the Company directly or indirectly, in respect of the Holder’s purchase of the Warrant;

(ff)	the Holder has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display on the internet including but not limited to the Company’s website) or sales literature with respect to the distribution of the Warrants or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

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(gg)	there is no person acting or purporting to act on behalf of the Holder (including any disclosed principal), if applicable, in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with the issue of the Warrants on account of the Holder’s subscription, the Holder covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(hh)	if required by applicable securities laws or by any securities commission, stock exchange or other regulatory authority, the Holder will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issuance of the Warrants;

(ii)	the Holder confirms that it is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Warrant and the transactions contemplated hereunder including the suitability of the Warrants as an investment for the Holder, the tax consequences of acquiring and dealing with the Warrants, and the resale restrictions and “hold periods” to which the Warrants are or may be subject under applicable securities laws. The Holder has not relied upon any statements made by or purporting to have been made on behalf of the Company or its counsel with respect to such matters; and

(jj)	the Holder acknowledges that Company’s counsel is acting solely as counsel to the Company and not as counsel to the Holder.

(kk)	The Holder acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Holder in this Warrant are made with the intention that they may be relied upon by the Company in determining the Holder’s eligibility (and, if applicable, the eligibility of others for whom the Holder is contracting hereunder) to purchase the Warrant under securities laws. The Holder further agrees that by accepting the Warrant, the Holder will be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Effective Date with the same force and effect for the benefit of the Company as if they had been made by the Holder at the Effective Date and that they will survive the purchase by the Holder of the Warrant and will continue in full force and effect for the benefit of the Company notwithstanding any subsequent disposition by the Holder of the Warrant.

(ll)	The Holder acknowledges that the Company and its counsel are relying upon the representations, warranties, covenants and acknowledgements of the Holder set forth herein in determining the eligibility of the Holder to purchase the Warrant, and hereby agrees to indemnify the Company and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties, acknowledgements and covenants.

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(mm)	This Warrant requires the Holder to provide certain Personal Information to the Company. Such information is being collected by the Company for the purposes of completing the offering of the Warrant, which includes, without limitation, determining the Holder’s eligibility to purchase the Warrant under applicable securities laws, preparing and registering any certificates representing the Holder’s Warrant Shares to be issued to the Holder, completing filings required by any stock exchange or securities regulatory authority, indirect collection of information by the applicable stock exchange or regulatory authority under authority granted in applicable securities legislation and the administration and enforcement of the securities legislation of an applicable jurisdiction by the applicable regulatory authority. The Holder acknowledges that the Holder’s Personal Information, including details of its purchase hereunder, will be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities; (b) the Company’s registrar and transfer agent; and (c) any of the other agents or representatives of the Company, including legal counsel to the Company; and may be disclosed by the Company to (d) the Canada Revenue Agency; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority. By executing this Warrant, the Holder consents to and authorizes the foregoing collection, use and disclosure of the Holder’s Personal Information. The Holder also consents to and authorizes the filing of copies or originals of any of this Warrant (including attachments) below as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, the Holder consents to and authorizes the collection, use and disclosure of all such Personal Information by the Principal Market and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time. “Personal Information” means any information about a person (whether individual or otherwise) and includes information contained in this Warrant, including the attachments hereto.

8.       NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its constating documents or through any reorganization, transfer of assets, consolidation, amalgamation, merger, scheme or plan of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase any par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all commercially reasonable actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant.

9.       WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, except for the First Warrant Call and Second Warrant Call, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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10.       REISSUANCE OF WARRANTS. This Warrant is non-transferrable by the Holder absent the written consent of the Company; provided however that this Warrant may be transferred by the Holder without the consent of the Company to a parent company of the Holder, which wholly-owns the Holder, or to a company that is wholly-owned, directly or indirectly, by either the Holder or a parent company of the Holder, which wholly-owns the Holder.

11.       NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 22 of the License Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Shares.

12.       AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

13.       GOVERNING LAW; ARBITRATION. The validity, construction and performance of this Warrant shall be governed by the laws of Hong Kong, without regard to conflicts of law principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Any claim, dispute or controversy between the Parties arising out of or related to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by international arbitration administered by the HKIAC under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one. The Parties shall jointly select the arbitrator within thirty (30) days of commencement of arbitration proceedings in accordance with the HKIAC Administered Arbitration Rules. In the absence of an agreement between the Parties within such 30-day period, the HKIAC shall appoint the arbitrator. The arbitration proceedings shall be conducted in English.

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14.       INFORMAL RESOLUTION. In the event of any controversy or claim arising out of or relating to this Warrant, or the rights or obligations of the Parties hereunder, the Parties shall prior to commencing any form of proceedings try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within thirty (30) days after such notice, appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to promptly resolve such disputed matter within the said thirty (30) days, either Party may refer the matter by written notice to the other to the Chief Financial Officer of Holder, or his/her designee, and the Chief Executive Officer of the Company, or his/her designee, for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within thirty (30) days of such written notice, either Party may initiate proceedings in accordance with the provisions of Section 10.

15.       CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

16.       REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the License Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach. Notwithstanding the foregoing, the absence of an effective registration statement relating to the issuance of Warrant Shares upon exercise of the Warrant shall not provide the Holder with the right to net-settle this Warrant in cash. Furthermore, the absence of an effective registration statement or applicable exemption from registration does not alleviate the Company’s obligation to deliver the Warrant Shares upon exercise of this Warrant.

17.       CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)       “Affiliate” has the meaning ascribed to such term in the Ontario Act.

(b)       “associate” has the meaning ascribed to such term in the Ontario Act.

(c)       “Attribution Parties” has the meaning ascribed to such term in Section 4 of this Warrant Agreement.

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(d)       “Alberta Act” means the Securities Act (Alberta), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the Alberta Securities Commission, all as amended.

(e)       “beneficial owner” has the meaning ascribed thereto in Ontario Act.

(f)       “Beneficial Ownership Limitation” has the meaning ascribed to such term in Section 4 of this Warrant Agreement.

(g)       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Calgary, Alberta are authorized or required by law to remain closed.

(h)       “Common Shares” means (i) the Company’s Common Shares, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

(i)       “Eligible Market” means The NASDAQ Global Market, The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Capital Market or the Toronto Stock Exchange.

(j)       “Exchange Act” means the United States Exchange Act of 1934, as amended.

(k)       “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate, amalgamate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding Common Shares (not including any Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, plan of arrangement, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Shares or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the beneficial owner, directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.

(a)       “Ontario Act” the Securities Act (Ontario), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the Alberta Securities Commission, all as amended.

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(b)        “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(c)       “Person” means an individual, a limited liability company, a partnership, a joint venture, corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(d)       “Principal Market” means the Toronto Stock Exchange, unless the Common Shares begin trading on The NASDAQ Capital Market, in which case the Principal Market shall mean The NASDAQ Capital Market as of the date such trading commences.

(e)       “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(f)       “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(g)       “Weighted Average Price” means, for any security as of any date, the means the volume weighted average trading price of the Common Shares, calculated by dividing the total value by the total volume of Common Shares traded for the relevant period on the Principal Market for the five Trading Days immediately preceding the relevant date. If the Common Shares are suspended from trading or have not traded on a Principal Market, the “Weighted Average Price” will be the fair market value of the Common Shares as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Sections10 and 11. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period and as provided in this Warrant.

[Signature Page Follows]

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This Warrant Purchase Agreement has been entered into as of the Effective Date.

Signed by [Director or Officer]

State position:

By and on behalf of ONCOLYTICS BIOTECH INC.

Date:

Signed by [Director or Officer]

State position:

By and on behalf of ADLAI NORTYE BIOPHARMA CO., LTD.

Date:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON SHARES

ONCOLYTICS BIOTECH INC.

The undersigned holder hereby exercises the right to purchase _________________ Common Shares (“Warrant Shares”) of Oncolytics Biotech Inc., corporation organized under the laws of the Province of Alberta, Canada (the “Company”), evidenced by the Warrant Purchase Agreement to which this Exercise Notice is attached (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Warrant Exercise, Exercise Price and Number of Warrant Shares. The holder is exercising (check one and complete):

☐ First Warrant Exercise for a principal amount of US$_____________ (“Aggregate Exercise Price”), at an Exercise Price of US$_______ (as calculated pursuant to Section 1(d) of the Warrant), for an aggregate of ______________ Warrant Shares.

☐ Second Warrant Exercise for a principal amount of US$_____________ (“Aggregate Exercise Price”), at an Exercise Price of US$_______ (as calculated pursuant to Section 1(d) of the Warrant), for an aggregate of ______________ Warrant Shares.

2. Payment of Exercise Price. The holder has paid the Aggregate Exercise Price in the sum of US$___________________ to the Company in accordance with the terms of the Warrant.

3. Securities Law Matters. In connection with this exercise, the holder hereby (check one):

_____A.	represents to the Company that (i) at the time of exercise of this Warrant the holder is not within the United States, (ii) the holder is not exercising this Warrant for the account or benefit of a U.S. Person or person in the United States, (iii) the holder is not exercising and delivering this Exercise Notice while in the United States, (iv) the exercise of the Warrants was not solicited while the holder was in the United States; and (iv) the delivery of the underlying Warrant Shares will not be to an address in the United States; or

_____B.	confirms that the holder is tendering with this Exercise Notice a written opinion of counsel satisfactory to the Company to the effect that the securities to be delivered upon exercise of this Warrant have been registered under the U.S. Securities Act of 1933, as amended, and the securities laws of all applicable states of the United States or are exempt from such registration requirements, where “United States” and “U.S. person” are as defined by Regulation S under the U.S. Securities Act.

4. Compliance with Restrictions on Exercise. The holder hereby certifies, having made all reasonable enquiries, that as of the date hereof, the holder, together with its Attribution Parties (as such terms are defined in the Warrant), collectively hold an aggregate of:

Common Shares.

The holder hereby acknowledges that the exercise of Warrants pursuant to this Exercise Notice is subject to the restrictions on transfer set forth in Section 4 (Restrictions on Exercise) of the Warrant. The Holder certifies as to the compliance by the Holder with its obligations set forth in Section 4 (Restrictions on Exercise) of the Warrant.

Please issue a certificate for the Warrant Shares being purchased as follows in the name of the holder.

DATED at ______________________________ this _________ day of _________________, ______.

Signature Witnessed	Signature of Holder (to be the same as appears in the Warrant) or authorized signing officer if corporation

Name of Holder:

Address (please print):

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and certifies as to compliance by the Company with its obligations set forth in Section 4 (Restrictions on Exercise) of the Warrant.

ONCOLYTICS BIOTECH INC.

By:
Name:
Title: